Exhibit 99.1

Trimble Reports Second Quarter 2018 Results

•	Second Quarter 2018 Revenue $785.5 million
•	GAAP Diluted Earnings Per Share $0.25; Non-GAAP Diluted Earnings Per Share $0.50

SUNNYVALE, Calif., Aug. 1, 2018 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the second quarter of 2018.

Second Quarter 2018 Financial Summary

Second quarter 2018 revenue of $785.5 million was up 19 percent as compared to the second quarter of 2017. Buildings and Infrastructure revenue was $274.3 million, up 24 percent. Geospatial revenue was $184.4 million, up 12 percent. Resources and Utilities revenue was $145.0 million, up 30 percent. Transportation revenue was $181.8 million, up 11 percent.

GAAP operating income was $89.5 million, up 52 percent as compared to the second quarter of 2017. GAAP operating margin was 11.4 percent of revenue as compared to 8.9 percent of revenue in the second quarter of 2017.

GAAP net income was $64.1 million, up 36 percent as compared to the second quarter of 2017. Diluted GAAP earnings per share were $0.25 as compared to diluted GAAP earnings per share of $0.18 in the second quarter of 2017.

Non-GAAP operating income of $159.9 million was up 36 percent as compared to the second quarter of 2017. Non-GAAP operating margin was 20.4 percent of revenue as compared to 17.8 percent of revenue in the second quarter of 2017.

Non-GAAP net income of $127.2 million was up 36 percent as compared to the second quarter of 2017. Diluted non-GAAP earnings per share were $0.50 as compared to diluted non-GAAP earnings per share of $0.36 in the second quarter of 2017.

The GAAP tax rate for the quarter was 19 percent as compared to 26 percent in the second quarter of 2017, and the non-GAAP tax rate was 19 percent as compared to 23 percent in the second quarter of 2017.

Operating cash flow for the first two quarters of 2018 was $267.8 million, up 6 percent as compared to the first two quarters of 2017. Deferred revenue for the second quarter of 2018 was $356.2 million, up 16 percent as compared to the second quarter of 2017.

“The second quarter revenue and income exceeded our expectations and continued the strong momentum that we have seen during the last year in all segments,” said Steven W. Berglund, Trimble’s president and chief executive officer. “The performance confirms the strength of our market position and the success of our strategy to transform those markets through technology.”

Forward Looking Guidance

For the third quarter of 2018, Trimble expects to report non-GAAP revenue between $795 million and $825 million and non-GAAP earnings per share of $0.43 to $0.47. Because Trimble provided 2018 annual guidance at its investor day, Trimble is updating that guidance. Trimble now expects to report non-GAAP revenue of between $3.14 billion and $3.19 billion for the 2018 fiscal year with non-GAAP earnings per share between $1.81 and $1.89. Starting in the third quarter, Trimble’s non-GAAP guidance excludes purchase accounting adjustments to acquired deferred revenue as well as the purchase accounting adjustments for commission expense, in addition to the adjustments described in the section on non-GAAP metrics located at the end of this press release. Trimble is unable to provide a quantitative reconciliation of these measures to GAAP with a reasonable degree of accuracy because Trimble has not estimated the fair value of the assets and liabilities, including intangible assets and related amortization expense, associated with the Viewpoint acquisition.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on August 1 at 2:00 p.m. PT to review its second quarter 2018 results. An accompanying slide presentation will be made available on the “Investors” section of the Trimble website, www.trimble.com, under the subheading “Events & Presentations.” The call will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 6698397. The replay will also be available on the web at the address above.

Use of Non-GAAP Financial Information

To help investors understand Trimble’s past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble’s historical and prospective financial performance, as well as its performance relative to competitors. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company’s investors track “core operating performance” as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company’s operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at Trimble’s core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures, which Trimble uses along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding the financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Trimble’s non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble’s consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about Trimble’s use of non-GAAP results can be found on the investor relations page of our website at: http://investor.trimble.com.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, whether the positive trend in financial results will continue through 2018, the impact of acquisitions, including e-Builder and Viewpoint, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the third quarter of 2018, and fiscal 2018, including the expected tax rate, anticipated impact of stock-based compensation expense, amortization of intangibles related to previous acquisitions, anticipated acquisition costs, restructuring charges, the anticipated number of diluted shares outstanding, our long-term growth targets and operating margins. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. Trimble’s expected tax rate and current expected income are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (“TCJA”), and may be affected by evolving interpretations of TCJA, the jurisdictions in which profits are determined to be earned and taxed, changes in the estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties, and the ability to realize deferred tax assets. The Company’s results may be adversely affected if the company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions, including our recent acquisition of Viewpoint. The Company’s results would also be negatively impacted by adverse geopolitical developments, weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this presentation. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The specific non-GAAP measures, which we use along with a reconciliation to the nearest comparable GAAP measures can be found on our website at http://investor.trimble.com.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Second Quarter of		First Two Quarters of
	2018	2017	2018	2017
		* As Adjusted		* As Adjusted
Revenue:
Product	$531.0	$445.4	$1,028.8	$855.0
Service	136.1	111.9	264.9	218.5
Subscription	118.4	102.6	234.0	197.0

Total revenue	785.5	659.9	1,527.7	1,270.5

Cost of sales:
Product	250.2	222.4	485.6	415.8
Service	59.6	47.2	119.2	94.2
Subscription	29.1	27.2	57.0	54.1
Amortization of purchased intangible assets	23.9	20.5	47.0	39.5

Total cost of sales	362.8	317.3	708.8	603.6

Gross margin	422.7	342.6	818.9	666.9

Gross margin (%)	53.8%	51.9%	53.6%	52.5%
Operating expense:
Research and development	110.1	90.8	219.4	179.5
Sales and marketing	112.8	100.1	234.9	194.5
General and administrative	89.4	75.1	171.0	144.4
Restructuring charges	2.2	2.3	3.8	5.2
Amortization of purchased intangible assets	18.7	15.3	36.1	29.6

Total operating expense	333.2	283.6	665.2	553.2

Operating income	89.5	59.0	153.7	113.7
Non-operating income (expense), net:
Interest expense, net	(18.6)	(6.0)	(28.1)	(12.1)
Foreign currency transaction gain (loss), net	(3.0)	—	0.7	1.4
Income from equity method investments, net	9.5	9.9	14.4	14.1
Other income, net	1.8	1.1	5.2	10.6

Total non-operating income (expense), net	(10.3)	5.0	(7.8)	14.0

Income before taxes	79.2	64.0	145.9	127.7
Income tax provision	15.1	16.7	23.1	30.6

Net income	64.1	47.3	122.8	97.1
Net gain attributable to noncontrolling interests	—	—	0.2	—

Net income attributable to Trimble Inc.	$64.1	$47.3	$122.6	$97.1

Earnings per share attributable to Trimble Inc.:
Basic	$0.26	$0.19	$0.49	$0.38

Diluted	$0.25	$0.18	$0.49	$0.38

Shares used in calculating earnings per share:
Basic	249.5	253.0	249.1	252.5

Diluted	252.2	257.1	252.7	256.5

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

As of	Second Quarter of 2018	Fiscal Year End 2017 * As Adjusted
Assets
Current assets:
Cash and cash equivalents	$571.0	$358.5
Short-term investments	—	178.9
Accounts receivable, net	446.2	427.7
Other receivables	29.3	42.8
Inventories	282.4	264.6
Other current assets	58.0	39.2

Total current assets	1,386.9	1,311.7
Property and equipment, net	192.6	174.0
Goodwill	2,682.1	2,287.1
Other purchased intangible assets, net	422.2	364.8
Deferred costs, non-current	35.3	35.0
Other non-current assets	139.2	143.7

Total assets	$4,858.3	$4,316.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$0.4	$128.4
Accounts payable	159.0	146.0
Accrued compensation and benefits	137.2	143.9
Deferred revenue	319.2	237.6
Accrued warranty expense	16.2	18.3
Other current liabilities	85.0	99.2

Total current liabilities	717.0	773.4
Long-term debt	1,286.2	785.5
Non-current deferred revenue	37.0	39.0
Deferred income tax liabilities	40.5	47.8
Income taxes payable	77.5	94.1
Other non-current liabilities	182.5	162.0

Total liabilities	2,340.7	1,901.8

Stockholders’ equity:
Common stock	0.2	0.2
Additional paid-in-capital	1,524.5	1,461.1
Retained earnings	1,153.9	1,084.6
Accumulated other comprehensive loss	(161.2)	(131.4)

Total Trimble Inc. stockholders’ equity	2,517.4	2,414.5
Noncontrolling interests	0.2	—

Total stockholders’ equity	2,517.6	2,414.5

Total liabilities and stockholders’ equity	$4,858.3	$4,316.3

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	First Two Quarters of
	2018	2017 * As Adjusted
Cash flow from operating activities:
Net income	$122.8	$97.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	17.2	17.7
Amortization expense	83.1	69.1
Stock-based compensation	34.3	28.9
Income from equity method investments	(1.5)	(9.0)
Other non-cash items	9.2	(9.5)
Decrease (increase) in assets:
Accounts receivable	(6.0)	(29.9)
Inventories	(21.8)	(2.0)
Other current and non-current assets	(16.8)	(9.7)
Increase (decrease) in liabilities:
Accounts payable	9.6	21.9
Accrued compensation and benefits	(6.6)	14.1
Deferred revenue	71.1	54.5
Other liabilities	(26.8)	10.2

Net cash provided by operating activities	267.8	253.4

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(532.9)	(124.9)
Acquisitions of property and equipment	(36.0)	(15.6)
Purchases of short-term investments	(24.0)	(137.6)
Proceeds from maturities of short-term investments	6.2	56.8
Proceeds from sales of short-term investments	196.8	90.6
Other	5.1	20.3

Net cash used in investing activities	(384.8)	(110.4)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	21.7	49.8
Repurchases of common stock	(53.0)	(20.4)
Proceeds from debt and revolving credit lines	1,527.8	340.0
Payments on debt and revolving credit lines	(1,157.1)	(350.1)
Other	(1.8)	(4.6)

Net cash provided by financing activities	337.6	14.7

Effect of exchange rate changes on cash and cash equivalents	(8.1)	11.1

Net increase in cash and cash equivalents	212.5	168.8
Cash and cash equivalents - beginning of period	358.5	216.1

Cash and cash equivalents - end of period	$571.0	$384.9

*

Prior period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers, and ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.

REPORTING SEGMENTS

(Dollars in millions)

(Unaudited)

	Reporting Segments
	Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
SECOND QUARTER OF FISCAL 2018 :
Revenue	$274.3	$184.4	$145.0	$181.8
Operating income before corporate allocations	$67.4	$41.6	$42.3	$31.1
Operating margin (% of segment external net revenue)	24.6%	22.6%	29.2%	17.1%
SECOND QUARTER OF FISCAL 2017 as adjusted:
Revenue	$220.6	$164.6	$111.6	$163.1
Operating income before corporate allocations	$47.8	$29.8	$35.0	$25.4
Operating margin (% of segment external net revenue)	21.7%	18.1%	31.4%	15.6%
FIRST TWO QUARTERS OF 2018:
Revenue	$499.0	$358.9	$304.2	$365.6
Operating income before corporate allocations	$110.9	$78.9	$94.0	$61.5
Operating margin (% of segment external net revenue)	22.2%	22.0%	30.9%	16.8%
FIRST TWO QUARTERS OF 2017 as adjusted:
Revenue	$407.1	$314.2	$231.8	$317.4
Operating income before corporate allocations	$79.5	$57.7	$77.6	$48.9
Operating margin (% of segment external net revenue)	19.5%	18.4%	33.5%	15.4%

Note: First quarter of fiscal 2017 information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in millions, except per share data)

(Unaudited)

		Second Quarter of						First Two Quarters of
		2018			2017 * As Adjusted			2018			2017 * As Adjusted
		Dollar Amount	% of Revenue		Dollar Amount	% of Revenue		Dollar Amount	% of Revenue		Dollar Amount	% of Revenue
GROSS MARGIN:
GAAP gross margin:		$422.7	53.8%		$342.6	51.9%		$818.9	53.6%		$666.9	52.5%
Restructuring charges	(A)	0.6	0.1%		0.5	0.1%		0.4	0.1%		1.0	0.1%
Amortization of purchased intangible assets	(B)	23.9	3.0%		20.5	3.1%		47.0	3.1%		39.5	3.1%
Stock-based compensation	(C)	1.1	0.2%		0.9	0.1%		2.2	0.1%		1.7	0.1%
Amortization of acquisition-related inventory step-up	(D)	—	—%		0.5	0.1%		—	—%		0.6	0.1%
Acquisition / divestiture items	(E)	—	—%		—	—%		2.0	0.1%		—	—%

Non-GAAP gross margin:		$448.3	57.1%		$365.0	55.3%		$870.5	57.0%		$709.7	55.9%

OPERATING EXPENSES:
GAAP operating expenses:		$333.2	42.4%		$283.6	43.0%		$665.2	43.5%		$553.2	43.6%
Restructuring charges	(A)	(2.2)	(0.3)%		(2.3)	(0.3)%		(3.8)	(0.2)%		(5.2)	(0.4)%
Amortization of purchased intangible assets	(B)	(18.7)	(2.4)%		(15.3)	(2.3)%		(36.1)	(2.4)%		(29.6)	(2.3)%
Stock-based compensation	(C)	(15.8)	(2.0)%		(14.3)	(2.2)%		(32.1)	(2.1)%		(27.2)	(2.2)%
Acquisition / divestiture items	(E)	(8.1)	(1.0)%		(4.3)	(0.7)%		(22.1)	(1.4)%		(6.4)	(0.5)%

Non-GAAP operating expenses:		$288.4	36.7%		$247.4	37.5%		$571.1	37.4%		$484.8	38.2%

OPERATING INCOME:
GAAP operating income:		$89.5	11.4%		$59.0	8.9%		$153.7	10.1%		$113.7	8.9%
Restructuring charges	(A)	2.8	0.4%		2.8	0.4%		4.2	0.3%		6.2	0.5%
Amortization of purchased intangible assets	(B)	42.6	5.4%		35.8	5.4%		83.1	5.5%		69.1	5.4%
Stock-based compensation	(C)	16.9	2.2%		15.2	2.3%		34.3	2.2%		28.9	2.3%
Amortization of acquisition-related inventory step-up	(D)	—	—%		0.5	0.1%		—	—%		0.6	0.1%
Acquisition / divestiture items	(E)	8.1	1.0%		4.3	0.7%		24.1	1.5%		6.4	0.5%

Non-GAAP operating income:		$159.9	20.4%		$117.6	17.8%		$299.4	19.6%		$224.9	17.7%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$(10.3)			$5.0			$(7.8)			$14.0
Acquisition / divestiture items	(E)	0.7			(0.8)			(2.1)			(8.9)
Debt issuance costs	(F)	6.7			—			6.7			—

Non-GAAP non-operating income (expense), net:		$(2.9)			$4.2			$(3.2)			$5.1

			GAAP and Non-GAAP Tax Rate %	(I)		GAAP and Non-GAAP Tax Rate %	(I)		GAAP and Non-GAAP Tax Rate %	(I)		GAAP and Non-GAAP Tax Rate %	(I)
INCOME TAX PROVISION:
GAAP income tax provision:		$15.1	19%		$16.7	26%		$23.1	16%		$30.6	24%
Non-GAAP items tax effected	(G)	14.8			15.0			23.5			24.8
Difference in GAAP and Non-GAAP tax rate	(H)	(0.1)			(3.7)			9.7			(2.5)

Non-GAAP income tax provision:		$29.8	19%		$28.0	23%		$56.3	19%		$52.9	23%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$64.1			$47.3			$122.6			$97.1
Restructuring charges	(A)	2.8			2.8			4.2			6.2
Amortization of purchased intangible assets	(B)	42.6			35.8			83.1			69.1
Stock-based compensation	(C)	16.9			15.2			34.3			28.9
Amortization of acquisition-related inventory step-up	(D)	—			0.5			—			0.6
Acquisition / divestiture items	(E)	8.8			3.5			22.0			(2.5)
Debt issuance costs	(F)	6.7			—			6.7			—
Non-GAAP tax adjustments	(G) + (H)	(14.7)			(11.3)			(33.2)			(22.3)

Non-GAAP net income attributable to Trimble Inc.:		$127.2			$93.8			$239.7			$177.1

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.25			$0.18			$0.49			$0.38
Restructuring charges	(A)	0.01			0.01			0.02			0.03
Amortization of purchased intangible assets	(B)	0.17			0.14			0.33			0.27
Stock-based compensation	(C)	0.07			0.06			0.13			0.11
Amortization of acquisition-related inventory step-up	(D)	—			—			—			—
Acquisition / divestiture items	(E)	0.03			0.01			0.09			(0.01)
Debt issuance costs	(F)	0.03			—			0.02			—
Non-GAAP tax adjustments	(G) + (H)	(0.06)			(0.04)			(0.13)			(0.09)

Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.50			$0.36			$0.95			$0.69

*	Prior-period information has been restated for the adoption of ASC 606, Revenue from Contracts with Customers.

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, and acquisition/divestiture items associated with the acceleration of acquisition stock options from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration, and other required closing costs including the acceleration of acquisition stock options from GAAP operating expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration, and other required closing costs including the acceleration of acquisition stock options. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income (expense), net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income (expense), net excludes acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges, gains or losses related to the acquisitions, or sale of certain businesses and investments, and debt issuance costs. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

We believe that providing investors with the non-GAAP income tax provision is beneficial because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance costs, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance cost, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring charges, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture items, debt issuance costs, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - (I) below.

(A)

Restructuring charges. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring charges from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented. However the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(B)

Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(C)

Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the second quarter and first two quarters of fiscal years 2018 and 2017, stock-based compensation was allocated as follows:

	Second Quarter of		First Two Quarters of
(Dollars in millions)	2018	2017	2018	2017
Cost of sales	$1.1	$0.9	$2.2	$1.7
Research and development	3.2	2.6	6.3	5.0
Sales and marketing	2.4	2.4	4.7	4.6
General and administrative	10.2	9.3	21.1	17.6

Total stock-based compensation	$16.9	$15.2	$34.3	$28.9

(D)

Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(E)

Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock options, as well as adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating income (expense), net, acquisition/divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F)

Debt issuance costs. Included in our non-operating income (loss), net this amount represents incurred costs in connection with the Bridge Facility, costs associated with the issuance of new credit facilities and Senior Notes that were not capitalized as debt issuance costs, and a write-off of debt issuance costs for terminated and/or modified credit facilities. We excluded the debt issuance cost write-off from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-operating income to facilitate an evaluation of our non-operating income trends.

(G)

Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (F) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(H)

Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and Non-GAAP tax rates applied to the Non-GAAP operating income plus the Non-GAAP non-operating income (expense), net. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.

(I)

GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.